FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2026

374WATER INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27866	88-0271109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Southcenter Court, Suite 200, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

(440) 601-9677

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SCWO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2026, 374Water Inc. (the “Company”) filed a certificate of amendment to its amended and restated certificate of incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware to (i) decrease the number of authorized shares of common stock of the Company from 1,000,000,000 shares to 75,000,000 shares and (ii) amend and restate Article EIGHT, Section A of the Company’s certificate of incorporation relating to the personal liability of directors and officers, in order to conform such provision to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”). As further described under Item 5.07 below, the proposals for these amendments were approved by the Company’s stockholders at the Annual Meeting (as defined below). A copy of the Charter Amendment, which became effective upon its filing with the Secretary of State of the State of Delaware, is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 5.03. The foregoing description of the amendments effected by the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment filed as Exhibit 3.1 hereto.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 18, 2026, the Company convened its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) as a virtual-only meeting, as previously disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on August 25, 2026 (the “2026 Proxy Statement”). At the Annual Meeting, the Company’s Inspector of Election reported that a quorum was not present. Pursuant to Section 1.4 of the Company’s Amended and Restated Bylaws, the chairman of the Annual Meeting adjourned the Annual Meeting to reconvene on September 25, 2026. The Annual Meeting reconvened on September 25, 2026, at which a quorum was present.

As of July 31, 2026, the record date for the Annual Meeting, there were 17,493,924 outstanding shares of the Company’s common stock. The Company’s stockholders voted on the following matters at the Annual Meeting, which are described in detail in the 2026 Proxy Statement: (i) to elect six directors, James Pawloski, Marc Deshusses, Richard Davis, Bradley Freels, Stephen McKnight and Charles Weiser, to serve on the Company’s Board of Directors until the 2027 Annual Meeting of Stockholders or until successors have been duly elected and qualified (“Proposal 1”), (ii) to approve an amendment to the Company’s Certificate of Incorporation, as amended, to decrease the number of authorized shares of common stock of the Company from 1,000,000,000 shares to 75,000,000 shares (“Proposal 2”), (iii) to approve an amendment to the Company’s Certificate of Incorporation to amend and restate Article EIGHT, Section A relating to the personal liability of directors and officers, in order to conform such provision to Section 102(b)(7) of the DGCL (“Proposal 3”), and (iv) to ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal 4”).

The Company’s stockholders approved the director nominees recommended for election in Proposal 1 at the Annual Meeting. The Company’s stockholders voted for directors as follows:

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
James Pawloski	5,790,072	3,279,926	80,296	-
Marc Deshusses	5,851,090	3,263,577	35,627	-
Richard Davis	5,574,069	2,821,615	754,610	-
Bradley Freels	7,612,623	776,946	760,725	-
Stephen McKnight	7,612,633	783,051	754,610	-
Charles Weiser	8,170,674	946,660	32,960	-

The Company’s stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
9,073,279	71,377	5,638	-

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The Company’s stockholders approved Proposal 3. The votes cast at the Annual Meeting were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
8,874,279	266,525	9,490	-

The Company’s stockholders approved Proposal 4. The votes cast at the Annual Meeting were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
9,138,772	5,013	6,509	-

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment of Certificate of Incorporation of 374Water Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

374WATER INC.

Dated: September 30, 2026	By:	/s/ Danny Bogar
	Name:	Danny Bogar
	Title:	President and Chief Executive Officer

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